Exhibit (n)(2)

POWER OF ATTORNEY

The director of Owl Rock Core Income Corp. whose signature appears below constitutes and appoints Bryan Cole and Craig W. Packer, and each of them to act without the other, as her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for her and in her name, place, and stead, in any and all capacities, to sign the Registration Statement on Form N-2 and any and all amendments thereto, including post-effective amendments and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Melissa Weiler Melissa Weiler Director